EXHIBIT 5.1

                                  July 17, 2001


CCBT Financial Companies, Inc.
495 Station Avenue
South Yarmouth, MA  02644

     Re:  CCBT Financial Companies, Inc. 2001 Directors' Stock Option Plan

Ladies and Gentlemen:

     This opinion is furnished in our capacity as counsel to CCBT Financial Companies, Inc. (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"), of 220,000 shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of the Company, which may be issued pursuant to the CCBT Financial Companies, Inc. 2001 Directors' Stock Option Plan (the "Plan").

     In arriving at the opinion expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have also relied upon representations from the Company as to certain factual matters relevant to this opinion.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts and also express no opinion with respect to the blue sky or securities laws of any state, including the Commonwealth of Massachusetts.

     Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that the Shares being registered under the Registration Statement have been duly and validly authorized for issuance and, upon delivery thereof and payment therefor in accordance with the Plan and the Registration Statement, will be validly issued, fully paid, and non-assessable.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act, applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of the Nasdaq Stock Market, Inc.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named as counsel to the Company therein.


                                            Very truly yours,

                                            /s/  GOODWIN PROCTER LLP

                                            Goodwin Procter LLP